Exhibit 11   Computation of Earnings Per Share


                                                               THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                  SEPTEMBER 30,                   SEPTEMBER 30,
                                                            --------------------------      -------------------------
                                                             1996             1995              1996          1995
                                                            ------         ----------       -----------   -----------

PRIMARY EARNINGS PER SHARE:
  Weighted average and common equivalent shares             26,265,693     26,065,752        26,186,500    25,874,205
                                                            ----------     ----------        ----------    ----------
  Net income                                                $3,479,007     $9,073,040       $24,003,163   $23,707,338
                                                            ==========     ==========       ===========   ===========
  Net income per share                                           $0.13          $0.35             $0.92         $0.92
                                                            ==========     ==========       ===========   ===========

FULLY DILUTED
  Weighted average and common equivalent shares             26,265,693     26,065,752        26,186,500    25,874,205
                                                            ----------     ----------       -----------   -----------
  Net income                                                $3,479,007     $9,073,040       $24,003,163   $23,707,338
                                                            ==========     ==========       ===========   ===========
  Net income per share                                           $0.13          $0.35             $0.92         $0.92
                                                            ==========     ==========       ===========   ===========





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